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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44539 of Tufco Technologies, Inc. on Form S-8 of our report dated December 23, 1997, appearing in the Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Dallas, Texas

January 23, 1998